Exhibit 4.1

BOSTON PROPERTIES LIMITED PARTNERSHIP

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

SUPPLEMENTAL INDENTURE NO. 7

Dated as of August 19, 2008

3.625% Exchangeable Senior Notes due 2014

i

ii

Section 10.14	Waiver of Jury Trial	47

Section 10.15	Force Majeure	47

Section 10.16	No Recourse	47

iii

SUPPLEMENTAL INDENTURE NO. 7 dated as of August 19, 2008 (the “Seventh Supplemental Indenture”) between Boston Properties Limited Partnership, a Delaware limited partnership, as issuer (hereinafter called the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (hereinafter called the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore delivered to the Trustee an Indenture dated as of December 13, 2002 (the “Senior Indenture”), providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness (the “Securities”).

WHEREAS, Section 3.01 of the Senior Indenture provides for various matters with respect to any series of Securities issued under the Senior Indenture to be established in an indenture supplemental to the Senior Indenture.

WHEREAS, Section 9.01(7) of the Senior Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Senior Indenture to establish the form or terms of Securities of any series as provided by Sections 2.01 and 3.01 of the Senior Indenture.

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 3.625% Exchangeable Senior Notes due 2014 (hereinafter referred to as the “Notes”), initially in an aggregate principal amount not to exceed $650,000,000 (or $747,500,000 if the Initial Purchasers exercise their option to purchase additional Notes in full as set forth in the Purchase Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the Board of Directors of Boston Properties, the general partner of the Company, has duly authorized the execution and delivery of this Seventh Supplemental Indenture; and

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment and transfer, a form of the Fundamental Change Repurchase Notice and a form of exchange notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Seventh Supplemental Indenture provided, the valid, binding and legal obligations of the Company, have been done and performed, and the execution of this Seventh Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Relation to Senior Indenture. This Seventh Supplemental Indenture constitutes an integral part of the Senior Indenture.

Section 1.02 Definitions. For all purposes of this Seventh Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Senior Indenture;

(b) Terms defined both herein and in the Senior Indenture shall have the meanings assigned to them herein;

(c) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Seventh Supplemental Indenture; and

(d) All other terms used in this Seventh Supplemental Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Seventh Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Seventh Supplemental Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” shall have the meaning specified for Liquidated Damages in the Registration Rights Agreement.

“Additional Settlement Consideration” shall have the meaning specified in Section 8.02(k).

“Additional Shares” shall have the meaning specified in Section 8.01(g).

“Boston Properties” means Boston Properties, Inc., a Delaware corporation and, at the date of this Seventh Supplemental Indenture, the general partner of the Company.

“close of business” means 5:00 p.m. (New York City time).

“Common Stock” means, subject to Section 8.06, shares of common stock of Boston Properties, par value $0.01 per share, at the date of this Seventh Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Boston Properties and that are not subject to redemption by Boston Properties; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Common Units” shall have the meaning specified in Section 8.02(k).

“Company” means Boston Properties Limited Partnership, a Delaware limited partnership, and subject to the provisions of Article 7, shall include its successors and assigns.

“Company Recourse Obligation “ means any Recourse indebtedness for money borrowed of the Company having an aggregate principal amount outstanding of at least $50,000,000.

“Daily Exchange Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth (1/20) of the product of (a) the applicable Exchange Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property, if applicable) on such day.

“Daily Settlement Amount,” for each of the 20 Trading Days during the Observation Period, shall consist of:

(i) cash equal to the lesser of $50 and the Daily Exchange Value relating to such day; and

(ii) if such Daily Exchange Value exceeds $50, then at the Company’s option, either (A) cash equal to the difference between such daily exchange value and $50 or (B) a number of shares of Common Stock equal to (x) the difference between such Daily Exchange Value and $50, divided by (y) the Daily VWAP of the Common Stock for such day.

“Daily VWAP” for the Common Stock means, for each of the 20 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page BXP.N <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as the Board of Directors determines in good faith using a volume-weighted method). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session hours.

“Debt Instrument “ means any bond, debenture, note, mortgage, indenture (including the Senior Indenture) or other instrument.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in the Senior Indenture as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Seventh Supplemental Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 8.12.

“Distributed Property” shall have the meaning specified in Section 8.04(c).

“Dividend Threshold Amount” shall have the meaning specified in Section 8.04(d).

“Effective Date” shall have the meaning specified in Section 8.01(g).

“Event of Default” means, with respect to the Notes, any event specified in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

“Ex-Dividend Date” means, (a) with respect to Section 8.01(e), the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Common Stock to its buyer, and (b) in all other cases, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall mean the Trustee or any successor office or agency where the Notes may be surrendered for exchange.

“Exchange Date” shall have the meaning specified in Section 8.02(c).

“Exchange Election” shall have the meaning specified in Section 8.12.

“Exchange Obligation” shall have the meaning specified in Section 8.01(a).

“Exchange Price” means as of any date $1,000 divided by the Exchange Rate as of such date.

“Exchange Rate” shall have the meaning specified in Section 8.01(a).

“Exchange Trigger Price” shall have the meaning specified in Section 8.01(c).

“Fundamental Change” shall be deemed to occur upon the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock (or American Depositary Shares representing shares of common stock) that is: (a) listed on, or immediately after the consummation of such transaction or event, will be listed on, a United States national securities exchange or (b) approved, or immediately after such transaction or event will be approved, for listing or quotation on any United States system of automated dissemination of quotations of securities prices similar to an exchange described in clause (a).

“Fundamental Change Company Notice” shall have the meaning specified in Section 9.01(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.01(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.01(a).

“Global Note” shall have the meaning specified in Section 2.06(d).

“Initial Purchasers” shall have the meaning specified in the Purchase Agreement.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Interest, if any, payable under the terms of the Registration Rights Agreement and Supplemental Interest, if any.

“Interest Payment Date” means February 15 and August 15 of each year, beginning on February 15, 2009.

“Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal securities exchange or market on which the Common Stock or such other security is traded. If the Common Stock or such other security is not listed for trading on a securities exchange or market on the relevant date, the Last Reported Sale Price shall be the last quoted bid price per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. If the Common Stock or such other security is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected from time to time by the Board of Directors of the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.

“Market Disruption Event” means (i) a failure by the primary exchange, market or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (ii) the occurrence or existence for more than a one-half hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date” means February 15, 2014.

“Measurement Period” shall have the meaning specified in Section 8.01(b).

“Merger Event” shall have the meaning specified in Section 8.06.

“Noteholder” or “Holder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any person in whose name at the time a particular Note is registered on the Security Register.

“Notice of Exchange” shall have the meaning specified in Section 8.02(c).

“Observation Period” means (1) with respect to any Exchange Date occurring on or after January 1, 2014, the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day prior to the Maturity Date (or if such day is not a Trading Day, the next succeeding Trading Day) and (2) in all other instances, the 20 consecutive Trading Day period beginning on and including the second Trading Day after the Exchange Date.

“Offering Memorandum” shall have the meaning specified in Section 8.02(k).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 of the Senior Indenture in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means that certain Purchase Agreement relating to the Notes, dated August 14, 2008, among the Company, Boston Properties (solely for purposes of Sections 4(k), 4(n) and 5(k) therein) and the Representatives as representatives of the Initial Purchasers.

“Record Date,” with respect to the payment of interest on any Interest Payment Date, shall have the meaning specified in Section 2.03.

“Reference Property” shall have the meaning specified in Section 8.06(b).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated August 19, 2008, between the Company, Boston Properties and the Representatives, as amended from time to time in accordance with its terms.

“Representatives” means Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.

“Restricted Securities” shall have the meaning specified in Section 2.06(b).

“Rights Plan” means that certain Shareholder Rights Agreement, dated as of June 18, 2007, between Boston Properties and Computershare Trust Company, N.A., as Rights Agent.

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, then “Scheduled Trading Day” means any Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Spin-Off” shall have the meaning specified in Section 8.04(c).

“Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Exchange Rate as set forth in Section 8.01(e)(ii) hereof, which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

“Supplemental Interest” shall have the meaning specified in Section 5.01(g).

“Trading Day” means a day during which (i) trading in Common Stock generally occurs and (ii) there is no Market Disruption Event; provided that if the Common Stock is not admitted for trading or quotation on or by any exchange, market, bureau or other organization referred to in the definition of Last Reported Sale Price, Trading Date shall mean any Business Day.

“Trading Price” with respect to the Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $2.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate on such Trading Day.

“Trigger Event” shall have the meaning specified in Section 8.04(c).

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “3.625% Exchangeable Senior Notes due 2014.” The aggregate principal amount of Notes that may be authenticated and delivered under this Seventh Supplemental Indenture is initially limited to $650,000,000 (or $745,500,000 if the Initial Purchasers exercise their option to purchase additional Notes in full as set forth in the Purchase Agreement), subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant Section 2.06, Section 8.02 and Section 9.01 hereof and Section 3.06 and Section 9.06 of the Senior Indenture.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Seventh Supplemental Indenture, or as may be required by the Depositary or by the Nasdaq Stock Market, Inc. (or its successor) in order for the Notes to be tradable on The PORTAL Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, exchanges, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Seventh Supplemental Indenture. Payment of principal and accrued and unpaid interest on the Global Note shall be made to the holder of such Note on the date of payment, unless a Record Date or other means of determining holders eligible to receive payment is provided for herein.

The terms and provisions contained in the form of Note attached as Exhibit A hereto are incorporated herein and shall constitute, and are hereby expressly made, a part of this Seventh Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Seventh Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03 Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Security Register at 5:00 p.m., New York City time, on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register (or upon written application by such Person to the Security Registrar not later than the relevant record date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal in excess of $1,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “Record Date” with respect to any Interest Payment Date shall mean the February 1 or August 1 (whether or not a Business Day) preceding the applicable February 15 or August 15 Interest Payment Date, respectively.

Section 2.04 Date and Denomination of Notes. The Notes shall be issuable in fully registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Every Note shall be dated the date of its authentication.

Section 2.05 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman or Vice-Chairman of the Board of Directors, Chief Executive Officer, President, any of its Executive or Senior Vice Presidents, Managing Director, or any of its Vice Presidents (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

At any time and from time to time after the execution and delivery of this Seventh Supplemental Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 6.11 of the Senior Indenture), shall be entitled to the benefits of this Seventh Supplemental Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Seventh Supplemental Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Seventh Supplemental Indenture any such person was not such an officer.

Section 2.06 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a) The Company shall provide for the registration of the Notes and of transfers of the Notes in the Security Register. Upon surrender for registration of transfer of any Note to the Security Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Seventh Supplemental Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or exchange shall (if so required by the Company, the Trustee, the Security Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or his attorney-in-fact duly authorized in writing.

No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

None of the Company, the Trustee, the Security Registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Notes surrendered for exchange or, if a portion of any Note is surrendered for exchange, such portion thereof surrendered for exchange, (b) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article IX hereof or (c) Notes selected for redemption in accordance with Article III hereof during a period beginning at the open of business 15 calendar days before the day that the notice of redemption is mailed and ending at the close of business on the day of such mailing.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Seventh Supplemental Indenture shall be the valid, binding and legal obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Seventh Supplemental Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) Every Note (and all Notes issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.06(b) to bear the legend set forth in this Section 2.06(b) (together with any Common Stock issued upon exchange of the Notes, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(b) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(b), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

(i) Any certificate evidencing a Note shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IS AWARE THAT THE TRANSFER TO IT IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS SECURITY IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(2)	AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO BOSTON PROPERTIES, INC., BOSTON PROPERTIES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; AND

(3)	AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE).

(ii) Each share certificate representing shares of Common Stock issued upon exchange of Notes will bear a legend substantially to the following effect unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT;; AND

(2)	AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO BOSTON PROPERTIES, INC., BOSTON PROPERTIES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH RESALE OR TRANSFER; AND

(3)	AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IF A TRANSFER OF THE SECURITIES IS TO BE MADE PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST FURNISH TO THE TRANSFER AGENT FOR THE BOSTON PROPERTIES, INC. COMMON STOCK, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS BOSTON PROPERTIES, INC., THE TRUSTEE OR SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO RULE 144 OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION NOT SUBJECT TO THE SECURITIES ACT.

Any Notes that are Restricted Securities and as to which such restrictions on transfer have been waived by written consent of the Company and the Holder of each such Restricted Security, upon surrender of such Note for exchange to the Securities Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(b). If such Restricted Security surrendered for exchange is represented by a Global Note bearing the legend set forth in this Section 2.06(b), the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the legend set forth in this Section 2.06(b) shall be increased by an equal principal amount. If a Global Note without the legend set forth in this Section 2.06(b) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.

(c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this instrument or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this instrument, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Seventh Supplemental Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

Section 2.07 Additional Notes; Repurchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, reopen the Notes and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder, provided that no such additional Notes may be issued unless fungible with the Notes initially issued hereunder for U.S. federal income tax purposes. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders.

Section 2.08 No Sinking Fund. The provisions of Article Twelve of the Senior Indenture shall not be applicable to the Notes. No sinking fund is provided for the Notes.

Section 2.09 Ranking. The Notes constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured and unsubordinated indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

ARTICLE III

REDEMPTION

Section 3.01 Right to Redeem.

(a) Notwithstanding any provision of the Senior Indenture, as modified by this Seventh Supplemental Indenture, to the contrary, the Company may redeem the Notes, in whole, in order to preserve Boston Properties’ status as a real estate investment trust under the Code.

(b) Any redemption of Notes shall be at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the Redemption Date; provided, however, that the Company may deduct from such Redemption Price any amount required to be deducted and withheld under applicable law.

Section 3.02 Reserved.

Section 3.03 Notice of Redemption. The provisions of Section 11.04 of the Senior Indenture shall govern notices of redemption of the Notes; provided, however, that in addition to the information specified in Section 11.04 of the Senior Indenture, notices of redemption of the Notes shall also state:

(a) the then-current Exchange Price;

(b) the name and address of the Exchange Agent; and

(c) that Holders who wish to exchange Notes must surrender such Notes for exchange no later than the close of business on the second Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth herein.

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal and Interest.

(a) Sections 3.07 and 10.01 of the Senior Indenture shall apply to the Notes; provided, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Security Registrar not later than the relevant record date, accrued and unpaid interest on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States supplied by such holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.

(b) Except as otherwise provided in this Section 4.01(b), a holder of any Notes at the close of business on a Record Date shall be entitled to receive interest on such Notes on the corresponding Interest Payment Date; provided that if such corresponding Interest Payment Date falls on a date that is not a Business Day, the payment of such interest will be postponed until the next succeeding Business Day, and no additional interest or other amount will be paid as a result of any such postponement. A Holder of any Notes as of a Record Date that are exchanged after the close of business on such Record Date and prior to the opening of business on the corresponding Interest Payment Date shall be entitled to receive interest on the principal amount of such Notes, notwithstanding the exchange of such Notes prior to such Interest Payment Date. However, a Holder that surrenders any Notes for exchange between the close of business on a Record Date and the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest payable by the Company with respect to such Notes on such Interest Payment Date at the time such Holder surrenders such Notes for exchange, provided, however, that this sentence shall not apply to a Holder that exchanges Notes:

(i) in respect of which the Company has given notice of redemption pursuant to Section 3.03 on a Redemption Date that is after the relevant Record Date and on or prior to the relevant Interest Payment Date;

(ii) in respect of which the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date;

(iii) if such surrender of Notes for exchange occurs after the Record Date immediately preceding the Maturity Date; or

(iv) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Notes.

Accordingly, a Holder that exchanges Notes under any of the circumstances described in clauses (i) through (iv) above will not be required to pay to the Company an amount equal to the interest payable by the Company with respect to such Notes on the relevant Interest Payment Date.

Section 4.02 Maintenance of Office or Agency for Exchange Agent. If at any time the Exchange Agent is not the Trustee or an office or agency designated or appointed by the Trustee, the Company will give prompt written notice to the Trustee of the location of such Exchange Agent. If at any time the Company shall fail to maintain an office or agency for the Exchange Agent, presentations, surrenders, notices and demands related to exchanges of Notes may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

Section 4.03 Rule 144A Information Requirement. The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Stock issued upon exchange thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Stock, all to the extent required to enable such holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A unless a resale shelf registration statement in respect of the Notes and the Common Stock is available.

Section 4.04 Additional Interest Notice. In the event that the Issuer is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days prior to the proposed payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01 Events of Default. The provisions of Section 5.01(1)-(5) of the Senior Indenture shall not be applicable to the Notes. As contemplated under Section 5.01(8) of the Senior Indenture, the following events, in addition to the events described in Section 5.01(6)-(7) of the Senior Indenture, shall be Events of Default with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable and such default continues for a period of 30 days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon redemption, repurchase, declaration or otherwise;

(c) failure by the Company to comply with its obligation to exchange the Notes into cash or a combination of cash and Common Stock (or Common Units pursuant to Section 8.02(k) hereof), as applicable, upon exercise of a holder’s exchange right, and such failure continues for a period of 10 days;

(d) failure by the Company to comply with its obligations under Article 7;

(e) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 9.01(b) when due, and such failure continues for a period of two days;

(f) failure by the Company for 90 days to comply with any of its other agreements (other than a covenant or warranty or default in whose performance or whose breach is elsewhere in this Section specifically provided for) contained in the Notes or the Indenture after written notice of such default from the Trustee or the holders of at least 25% in principal amount of the Notes then Outstanding has been received by the Company; or

(g) default by the Company under any bond, debenture, note, mortgage, indenture or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Recourse indebtedness for money borrowed by the Company in excess of $50 million in the aggregate, whether such indebtedness now exists or shall hereafter be created, which default either (A) constitutes a failure to pay any portion of the principal of such Recourse indebtedness when due and payable at its stated maturity after the expiration of any applicable grace period with respect thereto (and without such Recourse indebtedness having been discharged) or (B) resulted in such Recourse indebtedness becoming or being declared due and payable prior to its stated maturity (and without such Recourse indebtedness having been discharged or such acceleration having been rescinded or annulled), and in each case such default shall not have been rescinded or annulled within 10 days after written notice of such default from the Trustee or the holders of at least 10% in principal amount of the Notes then Outstanding has been received by the Company.

Notwithstanding this Section 5.01, for the first 180 days immediately following any violation of any obligations the Company may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act, the sole remedy for any such violation shall be the accrual of additional interest on the Notes at a rate per annum equal to 0.50% of the outstanding principal amount of the Notes, payable semi-annually at the same time and in the same manner as regular interest on the Notes. In no event shall such additional interest accrue at a rate per year in excess of 0.50% pursuant to this Section, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest. In addition to the accrual of such additional interest, on and after the 180th day of such violation, any violation of any obligations the Company may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act, the Notes shall be subject to acceleration as provided in Section 5.02. Interest accruing pursuant to this paragraph, if any, is referred to in this Indenture as “Supplemental Interest.”

Section 5.02 Acceleration of Maturity; Rescission and Annulment. Section 5.02 of the Senior Indenture shall not apply to the Notes. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(6) or Section 5.01(7) of the Senior Indenture with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the Senior Indenture, this Seventh Supplemental Indenture or the Notes to the contrary notwithstanding. If an Event of Default specified in Section 5.01(6) or Section 5.01(7) of the Senior Indenture occurs and is continuing with respect to the Company, the principal of all the Notes and any accrued and unpaid interest shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest and accrued (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes during the period of such Default) and amounts due to the Trustee pursuant to Article 6 of the Senior Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Seventh Supplemental Indenture, other than the nonpayment of principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived in accordance with the Senior Indenture as modified by this Seventh Supplemental Indenture, then and in every such case the holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Seventh Supplemental Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default by delivering to the Trustee a statement specifying such Event of Default and any action the Company has taken, is taking or proposes to take with respect thereto.

ARTICLE VI

SUPPLEMENTAL INDENTURES

Section 6.01 Supplemental Indentures Without Consent of Noteholders. The provisions of Section 9.01 of the Senior Indenture shall not be applicable to the Notes. With respect to the Notes, without the consent of any Holders of Notes, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Senior Indenture, as modified by this Seventh Supplemental Indenture, in form satisfactory to the Trustee, for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency in the Senior Indenture, as modified by this Seventh Supplemental Indenture;

(b) to provide for the assumption by a successor company of the obligations of the Company under the Senior Indenture, as modified by this Seventh Supplemental Indenture, pursuant to Article 7;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(d) to add guarantees with respect to the Notes;

(e) to secure the Notes;

(f) to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(g) to make any change that does not materially adversely affect the rights of any Holder; or

(h) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

Section 6.02 Modification and Amendment with Consent of Noteholders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Senior Indenture, as modified by this Seventh Supplemental Indenture, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Senior Indenture, as modified by this Seventh Supplemental Indenture, or of modifying in any manner the rights of the Holders of Notes and any related coupons under the Senior Indenture, as modified by this Seventh Supplemental Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(a) reduce the amount of aggregate principal amount of Notes the Holders of which must consent to an amendment;

(b) reduce the rate, or extend the stated time for payment, of interest on any Note;

(c) reduce the principal, or extend the Maturity Date, of any Note;

(d) make any change that adversely affects the exchange rights of any Notes;

(e) reduce the Fundamental Change Repurchase Price or Redemption Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) change the place or currency of payment of principal or interest in respect of any Note;

(g) impair the right of any Holder to receive payment of principal of, and interest on, such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(h) modify the ranking of the Notes in a manner adverse to the Holders of the Notes; or

(i) make any change in the provisions of this Article 6 that require each holder’s consent or in the waiver provisions of Section 5.01 or Article 5 of the Senior Indenture,

It shall not be necessary for any Act of Holders under this Section 6.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of the Senior Indenture, as modified by this Seventh Supplemental Indenture, which has expressly been included solely for the benefit of the Notes, or which modifies the rights of the Holders of Notes with respect to such covenant or other provision, shall be deemed not to affect the rights under the Senior Indenture of the Holders of Securities of any other series.

Section 6.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, the Senior Indenture and this Seventh Supplemental Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Seventh Supplemental Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

ARTICLE VII

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 7.01 Company May Consolidate, Etc. on Certain Terms. Section 8.01 of the Senior Indenture shall not be applicable to the Notes and in its place and stead the following provision shall be applicable:

The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other Person, provided that in any such case, (1) either the Company, Boston Properties or another Person controlled by Boston Properties shall be the continuing Person, or the successor Person shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia and such successor Person shall expressly assume the due and punctual payment of the principal of (and premium or make-whole amount, if any) and interest, if any, on the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Senior Indenture, as modified by the Seventh Supplemental Indenture, to be performed by the Company by supplemental indenture, complying with Article Nine of the Senior Indenture, as amended by this Seventh Supplemental Indenture, satisfactory to the Trustee, executed and delivered to the Trustee by such Person and (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee Person shall succeed to, and may exercise every right and power of, the Company under the Senior Indenture, as modified by this Seventh Supplemental Indenture.

ARTICLE VIII

EXCHANGE OF NOTES

Section 8.01 Exchange Privilege.

(a) Subject to the conditions described in clauses (b) through (f) below and to Section 8.11 hereof, and upon compliance with the provisions of this Article 8, a Holder of Notes shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Notes held by such Holder at any time prior to the close of business on the Scheduled Trading Day immediately preceding January 1, 2014 at a rate of 8.5051 shares of Common Stock (subject to adjustment by the Company as provided in Section 8.04, the “Exchange Rate”) per $1,000 principal amount of Notes under the circumstances and during the periods set forth below (the “Enumerated Exchange Obligations”). In addition, on or after January 1, 2014, Holders may exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of Notes held by such Holder at the Exchange Rate per $1,000 principal amount of Notes until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date (the “Maturity Exchange Obligation,” and together with the Enumerated Exchange Obligations, the “Exchange Obligation”).

(b) A Holder of Notes shall have the right, at such Holder’s option, to surrender Notes for exchange during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on such date and the Exchange Rate on such date, all as determined by the Trustee. The Trustee shall have no obligation to determine the Trading Price of the Notes unless requested by the Company to do so in writing, and the Company shall have no obligation to make such request unless a Holder or Holders of at least $1,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Last Reported Sale Price at such time and the then-applicable Exchange Rate, at which time the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the Last Reported Sale Price on such date and the then-applicable Exchange Rate. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders. If at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Last Reported Sale Price on such date and the then-applicable Exchange Rate, the Company shall so notify the Holders.

(c) A Holder of Notes shall have the right, at such Holder’s option, to surrender Notes for exchange during any fiscal quarter after the fiscal quarter ending September 30, 2008, but only during such fiscal quarter, if the Last Reported Sale Price of the Common Stock for each of at least 20 Trading Days during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding fiscal quarter exceeds 130% of the Exchange Price (the “Exchange Trigger Price”) on such last Trading Day, which Exchange Price shall be subject to adjustment in accordance with this Article 8. The Exchange Agent shall, on the Company’s behalf, determine at the beginning of each fiscal quarter whether the Notes are exchangeable as a result of the price of Common Stock and notify the Company and the Trustee.

(d) In the event that the Company has delivered a notice of redemption in accordance with Section 11.04 of the Senior Indenture and Section 3.03 of this Seventh Supplemental Indenture to the Holders of Notes, a Holder of Notes may surrender Notes for exchange at any time prior to the close of business on the second Business Day immediately preceding the corresponding Redemption Date; provided, however, that a holder who has already delivered a Fundamental Change Repurchase Notice with respect to a Note may not exchange such Note until the Holder has withdrawn the Fundamental Change Repurchase Notice in accordance with the terms of the Note and this Seventh Supplemental Indenture.

(e)(i) In the event that the Company or Boston Properties elects to:

(A) distribute to all or substantially all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the record date for such distribution, Common Stock at a price less than the Last Reported Sale Price of the Common Stock for the Trading Day immediately preceding the declaration date of such distribution; or

(B) distribute to all or substantially all holders of Common Stock, assets or debt securities of the Company or Boston Properties or rights to purchase the Company’s or Boston Properties’ securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 15% of the Last Reported Sale Price of the Common Stock on the day immediately preceding the date of declaration of such distribution, then, in either case, holders may surrender the Notes for exchange at any time on and after the date that the Company provides notice to holders referred to in the next sentence until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution or the date the Company announces that such distribution will not take place. The Company shall notify holders of any distribution referred to in either clause (A) or clause (B) above and of the resulting exchange right no later than the 35th Business Day prior to the Ex-Dividend Date for such distribution.

(ii) If the Company is a party to any transaction or event that constitutes a Fundamental Change, a holder may surrender Notes for exchange at any time from and after the 30th Scheduled Trading Day prior to the anticipated Effective Date of such transaction or event until the related Fundamental Change Repurchase Date and, upon such surrender, the holder shall be entitled to the increase in the Exchange Rate, if any, specified in Section 8.01(g) upon the consummation (if any) of the Fundamental Change. The Company shall give notice to all record Holders and the Trustee of the anticipated effective date of the Fundamental Change, and issue a press release, promptly after the Company first determines the anticipated effective date of the Fundamental Change; provided that the Company will not be required to give such notice more than 30 Scheduled Trading Days in advance of such anticipated effective date.

(iii) If Boston Properties is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of its properties and assets, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, then the holders shall have the right to exchange Notes at any time beginning fifteen calendar days prior to the date announced by the Company as the anticipated effective date of the transaction and until and including the date that is fifteen calendar days after the date that is the effective date of such transaction unless: (x) the persons that “beneficially owned,” directly or indirectly, shares of Boston Properties voting stock immediately prior to such transaction beneficially own, directly or indirectly, shares of voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person or a parent thereof, (y) such transaction is effected solely for the purpose of changing Boston Properties’ jurisdiction of incorporation and results in a reclassification, exchange or exchange of outstanding shares of common stock, if at all, solely into shares of the surviving entity or a direct or indirect parent of the surviving entity or (z) the transaction is between or among Boston Properties, the Company or their respective subsidiaries; provided such transaction does not otherwise constitute a Fundamental Change to which the provisions of Section 8.01(e)(ii) shall apply. The Company will notify holders of Notes promptly after first determining the anticipated effective date of such transaction; provided that the Company will not be required to give such notice more than 20 calendar days in advance of such anticipated effective date. If the Board of Directors determines the anticipated effective date of the transaction, such determination shall be conclusive and binding on the Holders.

(f) The Notes shall be exchangeable at any time beginning on the first Business Day after any 30 consecutive Trading Day period during which Common Stock is not listed on either a U.S. national securities exchange.

(g)(i) If a Noteholder elects to exchange Notes in connection with a Fundamental Change, the Exchange Rate applicable to each $1,000 principal amount of Notes so exchanged shall be increased upon the consummation (if any) of the Fundamental Change by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Settlement of Notes tendered for exchange to which Additional Shares shall be added to the Exchange Rate as provided in this subsection shall be settled pursuant to Section 8.02 below, as applicable. For purposes of this Section 8.01(g), an exchange shall be deemed to be “in connection with” a Fundamental Change to the extent that the related exchange notice is delivered during the time period beginning on the 30th Trading Day prior to the anticipated Effective Date of such Fundamental Change and ending on the related Fundamental Change Repurchase Date, inclusive. Such exchange notice shall indicate that the Holder of Notes has elected to exchange Notes in connection with a Fundamental Change; provided, however, that the failure to so indicate shall not in any way affect the Exchange Obligation or the right of such Holder to receive Additional Shares in connection with such exchange.

(ii) The number of Additional Shares by which the Exchange Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”), and the Stock Price; provided, that if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, increase in the Exchange Rate shall be determined by a straight-line interpolation between the number set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $360 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 8.04), no Additional Shares will be added to the Exchange Rate, and (2) the Stock Price is less than $97.98 per share (subject to adjustment in the same manner as set forth in Section 8.04), no Additional Shares will be added to the Exchange Rate. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon exchange exceed 10.2062 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 8.04).

(iii) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Exchange Rate of the Notes is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Exchange Rate as set forth in Section 8.04 (other than by operation of an adjustment to the Exchange Rate by adding Additional Shares).

Section 8.02 Exchange Procedures.

(a) Subject to Section 8.02(b), the Company will satisfy the Exchange Obligation with respect to each $1,000 principal amount of Notes validly tendered for exchange in cash and shares of fully paid Common Stock, if applicable, by delivering, on the third Trading Day immediately following the last day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the related Observation Period; provided that the Company will deliver cash in lieu of fractional shares of Common Stock as set forth pursuant to clause (l) below. The Daily Settlement Amounts shall be determined by the Company promptly following the last day of the Observation Period. The Company will inform exchanging Holders by notice to the Trustee no later than one Trading Day prior to the first day of the applicable Observation Period if it elects to pay cash upon exchange of the Notes and will specify in such notice the percentage or amount (the “specified percentage” or “specified amount”) of Notes for which cash will be paid; provided that the Company may provide the specified amount for any Trading Day will not be in excess of the Daily Exchange Value.

(b) Notwithstanding Section 8.02(a), the Company shall satisfy the Exchange Obligation with respect to each $1,000 principal amount of Notes tendered for exchange to which Additional Shares shall be added to the Exchange Rate as set forth in Section 8.01(g) pursuant to this clause (b).

(A) If the last day of the applicable Observation Period related to Notes surrendered for exchange is prior to the third Trading Day preceding the Effective Date of the Fundamental Change, the Company will satisfy the related Exchange Obligation with respect to each $1,000 principal amount of Notes tendered for exchange as described in Section 8.02(b) by delivering the amount of cash and shares of Common Stock (based on the Exchange Rate, but without regard to the number of Additional Shares to be added to the Exchange Rate pursuant to Section 8.01(g)) on the third Trading Day immediately following the last day of the applicable Observation Period. As soon as practicable following the Effective Date of the Fundamental Change, the Company will deliver the increase in such amount of cash and Reference Property deliverable in lieu of shares of Common Stock, if any, as if the Exchange Rate had been increased by such number of Additional Shares during the related Observation Period (and based upon the related Daily VWAP prices during such Observation Period). If such increased amount of cash and shares, if any, results in an increase to the amount of cash to be paid to holders, the Company will pay such increase in cash, and if such increased amount results in an increase to the number of shares of Common Stock, the Company will deliver such increase by delivering Reference Property based on such increased number of shares. For the avoidance of doubt, if the Fundamental Change is not consummated, the Company will not deliver any Additional Shares in connection therewith.

(B) If the last day of the applicable Observation Period related to Notes surrendered for exchange is on or following the third Scheduled Trading Day preceding the Effective Date of such Fundamental Change, the Company will satisfy the Exchange Obligation with respect to each $1,000 principal amount of Notes tendered for exchange as described in Section 8.01(e) (based on the Exchange Rate as increased by the Additional Shares pursuant to Section 8.01(g) above) on the later to occur of (x) the Effective Date of the Fundamental Change and (y) the third Trading Day immediately following the last day of the applicable Observation Period.

(c) Before any holder of a Note shall be entitled to exchange the same as set forth above, such holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 8.02(i) and, if required, pay all taxes or duties, if any, and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Exchange Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and shall state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Exchange Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 8.02(i), and (D) if required, pay all taxes or duties, if any. A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the holder has complied with the requirements set forth in this Section 8.02(c).

No Notice of Exchange with respect to any Notes may be tendered by a holder thereof if such holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 9.01.

If more than one Note shall be surrendered for exchange at one time by the same holder, the Exchange Obligation with respect to such Notes, if any, that shall be payable upon exchange shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d) Delivery of the amounts owing in satisfaction of the Exchange Obligation shall be made by the Company in no event later than the date specified in Section 8.02(a), except to the extent specified in Section 8.02(b). The Company shall make such delivery by paying the cash amount owed to the Exchange Agent or to the holder of the Note surrendered for exchange, or such holder’s nominee or nominees, and by issuing, or causing to be issued, and delivering to the Exchange Agent or to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such holder shall be entitled as part of such Exchange Obligation (together with any cash in lieu of fractional shares).

(e) In case any Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Notes.

(f) If a Holder submits a Note for exchange, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the exchange. However, the Holder shall pay any such tax that is due because the holder requests any shares of Common Stock to be issued in a name other than the holder’s name. The Exchange Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(g) Except as provided in Section 8.04, no adjustment shall be made for dividends on any shares issued upon the exchange of any Note as provided in this Article.

(h) Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(i) Upon exchange, a Noteholder will not receive any separate cash payment for accrued and unpaid interest, except as set forth below. The Company’s settlement of its Exchange Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Exchange Date. As a result, accrued and unpaid interest to, but not including, the Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are exchanged after the close of business on a Record Date, holders of such Notes as of the close of business on the Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Notes so exchanged; provided, however, that no such payment need be made if not required pursuant to Section 4.01(b) hereof

(j) The Person in whose name the certificate for any shares of Common Stock issued upon exchange is registered shall be treated as a stockholder of record on and after the Exchange Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such exchange as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such exchange shall be at the Exchange Rate in effect on the date that such Notes shall have been surrendered for exchange, as if the stock transfer books of the Company had not been closed. Upon exchange of Notes, such Person shall no longer be a Noteholder.

(k) Notwithstanding any other provision of the Senior Indenture, as modified by this Seventh Supplemental Indenture, or the Notes, no Holder of Notes shall be entitled to exchange such Notes for Common Stock if and to the extent that the Company has not received such Common Stock from Boston Properties. If the Company is unable to deliver shares to any Holder of Notes as described above, the Company will at the Company’s option either pay cash to such Holder in lieu of the Common Stock otherwise deliverable, or issue to such Holder a number of the Company’s common units of limited partnership interest (“Common Units”) equal to the shortfall in the number of shares of Common Stock otherwise deliverable, with such Common Units having all the rights and privileges provided in the Company’s agreement of limited partnership including the right by, and at Boston Properties’ election, to have such units redeemed for cash in an amount equal to the fair market value of an equal number of shares of Common Stock or for an equal number of shares of Common Stock.

If the Company elects to deliver (x) Common Stock pursuant to clause (ii)(B) of the definition of “Daily Settlement Amount” and (i) such stock constitutes “Restricted Securities” as defined in Rule 144 under the Securities Act, (ii) Boston Properties receives a completed notice and questionnaire in the form attached as Appendix A to the Offering Memorandum, dated August 14, 2008, relating to the offer and sale of the Notes (the “Offering Memorandum”), at least five Trading Days prior to the last Trading Day of the Observation

Period and (iii) the Company does not have a resale registration statement covering the resale of such Common Stock effective on the date such Common Stock is received in connection with the settlement of such exchange pursuant to the terms of the Senior Indenture, as modified by this Seventh Supplemental Indenture, or (y) the Company’s Common Units in lieu of Common Stock pursuant to the immediately preceding paragraph, the Company shall issue to the exchanging Holder an additional 0.03 shares of Common Stock or 0.03 of the Company’s Common Units, as applicable, for each share of Common Stock that would otherwise have been due upon exchange (the “Additional Settlement Consideration”). Any Additional Settlement Consideration shall be delivered at the time of the delivery of the Common Stock that would otherwise have been due upon exchange.

(l) No fractional shares of Common Stock or of the Company’s Common Units shall be issued upon exchange of any Note or Notes. If more than one Note shall be surrendered for exchange at one time by the same holder, the number of full shares that shall be issued upon exchange thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock or of the Company’s Common Units that would otherwise be issued upon exchange of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Daily VWAP on the last day of the applicable Observation Period.

Section 8.03 Reserved.

Section 8.04 Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company as follows:

(a) In case Boston Properties shall issue shares of Common Stock as a dividend or distribution to holders of all or substantially all of the outstanding Common Stock, or shall effect a subdivision into a greater number of shares of Common Stock or combination into a lesser number of shares of Common Stock, the Exchange Rate shall be adjusted based on the following formula:

ER' = ER0	x	OS'
OS0

where

ER0	=	the Exchange Rate in effect immediately prior to such event;

ER'	=	the Exchange Rate in effect immediately after such event;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event; and

OS'	=	the number of shares of Common Stock outstanding immediately after such event.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the record date fixed for such determination. If any dividend or distribution of the type described in this Section 8.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Exchange Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(b) In case Boston Properties shall issue to all or substantially all holders of its outstanding shares of Common Stock rights, warrants or convertible securities entitling them (for a period expiring within sixty (60) calendar days after the issuance thereof) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be adjusted based on the following formula:

ER' = ER0	x	OS0 + X
OS0 + Y

where

ER0	=	the Exchange Rate in effect immediately prior to such event;

ER'	=	the Exchange Rate in effect immediately after such event;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Business Day immediately preceding the record date (or, if earlier, the Ex-Dividend Date) for the issuance of such rights, warrants or convertible securities.

In determining the aggregate price payable to exercise such rights, warrants or convertible securities, there will be taken into account any consideration received for such rights, warrants or convertible securities and the value of such consideration (if other than cash) to be determined by the Company’s Board of Directors.

Such adjustment shall be successively made whenever any such rights, warrants or convertible securities are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. If such rights, warrants or convertible securities are not so exercised prior to their expiration or the shares of Common Stock into which they are exercisable are not distributed, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such record date for such distribution had not been fixed.

In determining whether any rights, warrants or convertible securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by Boston Properties for such rights, warrants or convertible securities and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case Boston Properties shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of Boston Properties (other than Common Stock as covered by Section 8.04(a)), evidences of its indebtedness or other assets or property (including rights, warrants or convertible securities) of Boston Properties (including securities, but excluding dividends and distributions (including share splits) covered by Section 8.04(b) or Section 8.04(d) and distributions described below in this paragraph (c) with respect to Spin-Offs) (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 8.04(c) called the “Distributed Property”), then, in each such case the Exchange Rate shall be adjusted based on the following formula:

ER' = ER0	x	SP0
SP0 - FMV

where

ER0	=	the Exchange Rate in effect immediately prior to such distribution;

ER'	=	the Exchange Rate in effect immediately after such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Business Day immediately preceding the record date for such distribution (or, if earlier, the Ex-Dividend Date); and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the record date for such distribution (or, if earlier, the Ex-Dividend Date).

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive, for each $1,000 principal amount of Notes upon exchange, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Exchange Rate on the record date. If such dividend or distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 8.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SP0 above.

With respect to an adjustment pursuant to this Section 8.04(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, which Capital Stock or similar equity interest will be quoted or listed for trading on a U.S. securities exchange or market or other established over-the-counter trading market in the United States contemporaneously with its distribution (a “Spin-Off”), the Exchange Rate in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

ER' = ER0	x	FMV0 + MP 0
MP0

where

ER0	=	the Exchange Rate in effect immediately prior to such distribution;

ER'	=	the Exchange Rate in effect immediately after such distribution;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any exchange within the ten Trading Days following any Spin-Off, references within this paragraph (c) to 10 days shall be deemed replaced with such lesser number of Trading Days as have elapsed between such Spin-Off and the exchange date in determining the applicable Exchange Rate.

Rights or warrants distributed by Boston Properties to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of Boston Properties’ Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.04 (and no adjustment to the Exchange Rate under this Section 8.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 8.04(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Seventh Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 8.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exchange Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 8.04(c), Section 8.04(a) and Section 8.04(b), any dividend or distribution to which this Section 8.04(c) is applicable that also includes shares of Common Stock to which Section 8.04(a) applies or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 8.04(a) or Section 8.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants to which Section 8.04(c) applies (and any Exchange Rate adjustment required by this Section 8.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exchange Rate adjustment required by Section 8.04(a) and Section 8.04(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the record date” and “the date fixed for such determination” within the meaning of Section 8.04(a) and Section 8.04(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to such event” within the meaning of Section 8.04(a).

(d) In case Boston Properties shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of its Common Stock to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the Dividend Threshold Amount for such quarter, the Exchange Rate shall be adjusted based on the following formula:

ER' = ER0	x	SP0 – T
SP0 – C

where

ER0	=	the Exchange Rate in effect immediately prior to the Record Date for such distribution;

ER'	=	the Exchange Rate in effect immediately after the Record Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the period of 10 consecutive Trading Days ending the Business Day immediately preceding the record date for such distribution (or, if earlier, the Ex-Dividend date relating to such distribution);

T	=	the dividend threshold amount (“Dividend Threshold Amount”), which amount shall initially be $0.68 per quarter and which shall be appropriately adjusted from time to time for any stock dividends or payment of certain cash dividends, whether quarterly or special, on, or subdivisions or combinations of, Common Stock; provided, that if an Exchange Rate adjustment is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the Dividend Threshold Amount shall be deemed to be zero; and

C	=	the amount in cash per share that Boston Properties distributes to holders of Common Stock.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon exchange of a Note (or any portion thereof) the amount of cash such holder would have received had such holder owned a number of shares equal to the Exchange Rate on the record date. If such dividend or distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 8.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become exchangeable into more than one class of Common Stock, if an adjustment to the Exchange Rate is required pursuant to this Section 8.04(d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then exchangeable equal to the number of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e) In case Boston Properties or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Exchange Rate shall be increased based on the following formula:

ER' = ER0	x	AC + (SP' x OS')
OS0 x SP'

where

ER0	=	the Exchange Rate in effect on the date such tender or exchange offer expires;

ER'	=	the Exchange Rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS'	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and

SP'	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires, such adjustment to become effective immediately prior to the opening of business on the day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. No adjustment to the Exchange Rate will be made if the application of the foregoing formula would result in a decrease in the Exchange Rate.

If an adjustment to the Exchange Rate is required pursuant to this Section 8.04(e) during any Observation Period in respect of Notes that have been tendered for exchange, delivery of the related exchange consideration will be delayed to the extent necessary to complete the calculations provided for in this Section 8.04(e).

(f) For purposes of this Section 8.04 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or exchanged into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g) In addition to those required by clauses (a), (b), (c), (d), and (e) of this Section 8.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exchange Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Note at his last address appearing on the Security Register provided for in Section 2.06 a notice of the increase at least five days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(h) All calculations and other determinations under this Article 8 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or the right to purchase Common Stock or such convertible or exchangeable securities, other than as provided in this Section 8.04. No adjustment shall be made to the Exchange Rate unless such adjustment would require a change of at least 1% in the Exchange Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Exchange Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a Fundamental Change, upon any call of the notes for redemption or upon maturity.

(i) Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Exchange Agent other than the Trustee an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Exchange Agent may conclusively rely on the accuracy of the Exchange Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the holder of each Note at his last address appearing on the Security Register provided for in Section 2.06 of this Seventh Supplemental Indenture, within thirty (30) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) For purposes of this Section 8.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k) Notwithstanding anything to the contrary in this Seventh Supplemental Indenture, no adjustment will be made to the Exchange Rate if Holders of the Notes participate, as a result of holding Notes, in any of the transactions described in subsections (a), (b), (c), (d) and (e) of this Section 8.04 without having to exchange their Notes.

(l) Notwithstanding anything to the contrary in this Seventh Supplemental Indenture, the Exchange Rate will not be adjusted (1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Boston Properties securities and the investment of additional optional amounts in shares of Common Stock under any plan, (2) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or Boston Properties or any of their respective subsidiaries, (3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (2) and outstanding as of the date of this Seventh Supplemental Indenture, (4) for a change in the par value of the Common Stock, (5) for accrued and unpaid interest or (6) for the avoidance of doubt, for (x) the issuance of Common Units by the Company (other than to all or substantially all holders of Common Stock) or (y) the payment of cash or the issuance of Common Stock by Boston Properties upon exchange, redemption or repurchase of Notes.

Section 8.05 Shares to be Fully Paid. Subject to Section 8.02(k), the Company shall provide, free from preemptive rights, sufficient shares of Common Stock to provide for exchange of the Notes from time to time as such Notes are presented for exchange.

Section 8.06 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of Boston Properties with another Person, or (iii) any sale or conveyance of all or substantially all of the property and assets of Boston Properties to any other Person, in either case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:

(a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the exchange and settlement of the Notes as set forth in this Seventh Supplemental Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 9 herein.

In the event the Company shall execute a supplemental indenture pursuant to this Section 8.06, the Company shall file with the Trustee an Officers’ Certificate briefly stating the kind or amount of cash, securities or property or asset that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto, and the Trustee shall promptly mail notice thereof to all Noteholders.

(b) Notwithstanding the provisions of Section 8.02(a) and Section 8.02(b), and subject to the provisions of Section 8.01, at the effective time of such Merger Event, the right to exchange each $1,000 principal amount of Notes will be changed to a right to exchange such Note by reference to the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction; provided, however, that, at and after the effective time of any such Merger Event, (i) the portion, if any, of the Daily Settlement Amount payable in cash shall continue to be payable in cash, (ii) the portion, if any, of each Daily Settlement Amount payable in shares of Common Stock shall be payable in Reference Property, (iii) the Daily Exchange Value will be calculated based on the value of one unit of reference Property corresponding to the amount of Reference Property that a holder of one share of Common Stock would have received in such Merger Event and (iv) the Daily VWAP and the Last Reported Sale Price shall be calculated with respect to a unit of

Reference Property corresponding to the amount of Reference Property that a holder of one share of Common Stock would have received in the Merger Event. For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Stock to be exchanged into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Notes to exchange its Notes in accordance with the provisions of Article 8 hereof prior to the effective date of such transaction.

(c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at his address appearing on the Security Register provided for in this Seventh Supplemental Indenture, within thirty (30) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 8.07 Certain Covenants. The Company covenants that all shares of Common Stock delivered upon exchange of Notes will be fully paid and non-assessable by Boston Properties and free from all taxes, liens and changes with respect to the issue thereof.

Section 8.08 Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the exchange of their Notes after any event referred to in such Section 8.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article 6 of the Senior Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate with respect thereto.

Section 8.09 Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

(b) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

unless the Company shall be required in connection with such events to deliver notice thereof pursuant to Section 8.01 hereof, the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at his address appearing on the Security Register as promptly as possible but in any event at least thirty (30) days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 8.10 Shareholder Rights Plans. Upon exchange of the Notes, the holders shall receive, in addition to any shares of Common Stock issuable upon such exchange, the associated rights issued under the Rights Plan or under any future shareholder rights plan Boston Properties adopts unless, prior to exchange, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with the Rights Plan. If, and only if, the holders receive rights under such shareholder rights plans as described in the preceding sentence upon exchange of their Notes, then no other adjustment pursuant to this Article 8 shall be made in connection with such shareholder rights plans.

Section 8.11 Ownership Limit. Notwithstanding any other provision of this Seventh Supplemental Indenture or the Notes, no holder of Notes shall be entitled to exchange such Notes for shares of Common Stock to the extent that receipt of such shares would cause such holder (together with such holder’s affiliates) to exceed the applicable ownership limit contained in the certificate of incorporation of Boston Properties.

Section 8.12 Exchange Election in Lieu of Exchange. When a Holder surrenders Notes for exchange, the Company may, at its election (an “Exchange Election”), direct the Exchange Agent to surrender, on or prior to the second Business Day following the relevant Exchange Date, such Notes to a financial institution designated by the Company (the “Designated Financial Institution”) for exchange in lieu of exchanging the Notes for cash and shares of Common Stock, if any. In order to accept any Notes surrendered for exchange in lieu of exchanging the Notes for cash and shares of Common Stock, if any, the Designated Financial Institution must agree to timely deliver, in exchange for such Notes, the exchange consideration that would otherwise be due upon exchange as described in Section 8.02 hereof. If the Company makes an Exchange Election, the Company shall, by the close of business on the second Business Day following the relevant Exchange Date, notify the Holder surrendering its Notes for exchange that it has made the Exchange Election. In addition, the Company shall notify the Designated Financial Institution of relevant deadline for delivery of the exchange consideration. Any Notes exchanged by the Designated Financial Institution shall remain outstanding.

If the Designated Financial Institution agrees to accept any Notes for exchange but does not timely deliver the related exchange consideration to the Exchange Agent on or prior to the date such consideration would be due pursuant to Section 8.02(a) hereof, or if such Designated Financial Institution does not accept such Notes for exchange, the Company shall deliver such consideration as if it had not made an Exchange Election.

The Company’s designation of a Designated Financial Institution to which the Notes may be submitted for exchange does not require such Designated Financial Institution to accept any Notes.

ARTICLE IX

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 9.01 Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (unless the Fundamental Change Repurchase Date is after a regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case interest accrued to the Interest Payment Date will be paid to holder of the Notes as of the preceding Record Date and the price the Company is required to pay to the holder surrendering the Note for repurchase will be equal to the principal amount of the Notes subject to repurchase) (the “Fundamental Change Repurchase Price”).

Repurchases of Notes under this Section 9.01 shall be made, at the option of the holder thereof, upon:

(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 9.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice. If the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

The Fundamental Change Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes, the Senior Indenture and this Seventh Supplemental Indenture.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 9.01 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 9.01(c).

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b) On or before the 20th day after the occurrence of any Fundamental Change, the Company shall provide to all holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) that the holder must exercise the repurchase right on or prior to the close of business on the Fundamental Change Repurchase Date;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Exchange Agent;

(vii) the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be exchanged only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Senior Indenture and this Seventh Supplemental Indenture; and

(ix) the procedures that holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.01.

(c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof;

(ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

(d) On or prior to 11:00 a.m. (local time in The City of New York) on the Fundamental Change Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust in accordance with the Senior Indenture as modified by this Seventh Supplemental Indenture) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date will be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Notes (provided the holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in Section 9.01), and (y) the time of book-entry transfer or the delivery of such Notes to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 9.01 by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Security Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e) If the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the second Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes will cease to be Outstanding, (ii) interest will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Notes.

(f) No Notes may be purchased at the option of holders upon a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price.

(g) In connection with any offer to purchase Notes under this Section 9.01, the Company shall (a) comply with the applicable provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report), if required, under the Exchange Act and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or repurchase Notes, all so as to permit the rights of the Holders and obligations of the Company under Section 9.01 to be exercised in the time and in the manner specified therein.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01 Ratification of Senior Indenture. Except as expressly modified or amended hereby, the Senior Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved.

Section 10.02 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Seventh Supplemental Indenture shall bind its successors and assigns whether so expressed or not.

Section 10.03 Official Acts by Successor Person. Any act or proceeding by any provision of this Seventh Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 10.04 Addresses for Notices, Etc. Any notice or demand which by any provision of this Seventh Supplemental Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Boston Properties Limited Partnership, 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to The Bank of New York Mellon Trust Company, N.A., 222 Berkeley Street, 2nd Floor, Boston, Massachusetts 02116, Attention: Corporate Trust Administration.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 10.05 Governing Law. THIS SEVENTH SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED THEREIN.

Section 10.06 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Seventh Supplemental Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Seventh Supplemental Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for by or on behalf of the Company in this Seventh Supplemental Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Seventh Supplemental Indenture shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.07 Non-Business Day. Section 1.12 of the Senior Indenture shall also apply to any Fundamental Change Repurchase Date, Redemption Date or Exchange Date in respect of the Notes.

Section 10.08 No Security Interest Created. Nothing in this Seventh Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 10.09 Benefits of Indenture. Nothing in this Seventh Supplemental Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any Paying Agent, any authenticating agent, any Security Registrar and their successors hereunder, the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Seventh Supplemental Indenture.

Section 10.10 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Seventh Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.11 Execution in Counterparts. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.12 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and not of the Trustee.

Section 10.13 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Seventh Supplemental Indenture.

Section 10.14 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.16 No Recourse. No recourse under or upon any obligation, covenant or agreement contained in the Senior Indenture, this Seventh Supplemental Indenture or the Notes or because of any indebtedness evidenced thereby shall be had (1) against Boston Properties or any present or future partner in the Company, (2) against any other Person or entity which owns an interest, directly or indirectly, in any partner of the Company, or (3) against any past, present or future shareholder, employee, officer or director, as such, of the Company or Boston Properties or any successor under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of Notes waives and releases all such liability by accepting the Notes. The waiver and release are part of the consideration for the issuance of the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the date first written above.

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	Boston Properties, Inc. Its general partner

By:	/s/ Michael E. LaBelle
Name:	Michael E. LaBelle
Title:	Senior Vice President, Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Vaneta Bernard
Name:	Vaneta Bernard
Title:	Vice President

SCHEDULE A

Stock Price

Effective Date	$97.98	$120.00	$140.00	$160.00	$180.00	$200.00	$220.00	$240.00	$260.00	$280.00	$300.00	$320.00	$340.00	$360.00
8/19/2008	1.7011	1.0320	0.6298	0.4138	0.2915	0.2180	0.1706	0.1379	0.1140	0.0956	0.0808	0.0686	0.0583	0.0494
8/15/2009	1.7011	0.9680	0.5619	0.3541	0.2425	0.1786	0.1391	0.1127	0.0935	0.0788	0.0670	0.0571	0.0487	0.0414
8/15/2010	1.7011	0.8879	0.4787	0.2836	0.1870	0.1357	0.1057	0.0861	0.0721	0.0613	0.0524	0.0450	0.0385	0.0329
8/15/2011	1.7011	0.7940	0.3780	0.2009	0.1245	0.0890	0.0699	0.0579	0.0492	0.0423	0.0365	0.0314	0.0271	0.0232
8/15/2012	1.7011	0.6197	0.2252	0.0957	0.0555	0.0411	0.0340	0.0290	0.0251	0.0217	0.0188	0.0163	0.0141	0.0121
8/15/2013	1.7011	0.3024	0.0121	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
2/15/2014	1.7011	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF NOTE]

[Include only for Global Notes]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Include only for Notes that are Restricted Securities]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

1	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IS AWARE THAT THE TRANSFER TO IT IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS SECURITY IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

2	AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO BOSTON PROPERTIES, INC., BOSTON PROPERTIES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; AND

3	AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE).

BOSTON PROPERTIES LIMITED PARTNERSHIP

3.625% Exchangeable Senior Notes due 2014

No.	$

CUSIP No. 251591 AR 4

Boston Properties Limited Partnership, a limited partnership duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.], or registered assigns, the principal sum of [            ] dollars or such other principal amount as shall be set forth on the Schedule I hereto on February 15, 2014.

This Note shall bear interest at the rate of 3.625% per year from the most recent date to which interest had been paid or provided or, if no interest has been paid or provided, August 19, 2008. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing February 15, 2009, to holders of record at 5:00 p.m., New York City time, on the preceding February 1 and August 1 (whether or not a Business Day), respectively. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including August 19, 2008, if no interest has been paid hereon) to but excluding such Interest Payment Date.

Payment of the principal of and interest accrued on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, interest may be paid by check mailed to such holder’s address as it appears in the Security Register; provided further, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Company, interest on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States supplied by such holder from time to time to the Trustee and Paying Agent (if different from the Trustee) not later than the applicable record date. Notwithstanding the foregoing, any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to exchange this Note into cash and Common Stock, if any, of Boston Properties on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed therein.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	Boston Properties, Inc.
Its general partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Name:
Authorized Signatory:

[FORM OF REVERSE OF NOTE]

BOSTON PROPERTIES LIMITED PARTNERSHIP

3.625% Exchangeable Senior Notes due 2014

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.625% Exchangeable Senior Notes due 2014 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of December 13, 2002, as supplemented by Supplemental Indenture No. 7, dated as of August 19, 2008 (as so supplemented, herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Company may redeem the Notes to preserve Boston Properties, Inc.’s status as a real estate investment trust as described in Section 3.01 of the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Redemption Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 6.02 of the Seventh Supplemental Indenture, without the consent of each holder of an Outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

The Notes are not subject to redemption through the operation of any sinking fund.

Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the twentieth day after the occurrence of any Fundamental Change.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, on and after January 1, 2014, or earlier upon the occurrence of certain conditions specified in the Indenture and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof which is $1,000 or an integral multiple thereof, into cash and, if applicable, shares of Common Stock, in each case at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Notice of Exchange, a form of which is attached to the Note, as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on exchange are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The initial Exchange Rate is 8.5051 shares for each $1,000 principal amount of Notes. No fractional shares of Common Stock will be issued upon any exchange, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for exchange. No adjustment shall be made for dividends or any shares issued upon exchange of such Note except as provided in the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the exchange hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Exchange Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of, or accrued and unpaid interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

[FORM OF EXCHANGE NOTICE]

To:	BOSTON PROPERTIES LIMITED PARTNERSHIP

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such exchange, if any, together with any check in payment of the cash in respect of the remaining Exchange Obligation (as defined in the Indenture) and for fractional shares and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor

Institution (banks, stock brokers, savings and loan

associations and credit unions) with membership in an

approved signature guarantee medallion program pursuant

to Rule 17Ad-15 under the Securities Exchange Act of 1934,

as amended, if shares of Common Stock are to be issued, or

Notes to be delivered, other than to and in the name of the

registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be exchanged (if less than all): $ ,000

Social Security or Other Taxpayer Identification Number

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	BOSTON PROPERTIES LIMITED PARTNERSHIP

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Boston Properties Limited Partnership (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, to the registered holder hereof.

Dated:

Signature(s)

Social Security or Other Taxpayer

Identification Number Principal amount to

be repaid (if less than all): $_,000 NOTICE:

The above signatures of the holder(s) hereof

must correspond with the name as written

upon the face of the Note in every particular

without alteration or enlargement or

any change whatsoever.

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

The undersigned confirms that such Note is being transferred:

☐ To Boston Properties, Inc., Boston Properties Limited Partnership or any of their respective subsidiaries; or

☐ To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible

Guarantor Institution (banks, stock brokers,

savings and loan associations and credit unions)

with membership in an approved signature

guarantee medallion program pursuant to

Rule 17Ad-15 under the Securities Exchange

Act of 1934, as amended, if shares of Common

Stock are to be issued, or Notes to be delivered,

other than to and in the name of the registered

holder.

NOTICE: The signature on the exchange notice,

the option to elect repurchase upon a Fundamental

Change, or the assignment must

correspond with the name as written upon the face of

the Note in every particular without alteration or

enlargement or any change whatsoever.

Schedule I

BOSTON PROPERTIES LIMITED PARTNERSHIP

3.625% Exchangeable Senior Notes due 2014

No.

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian